EXHIBIT 15(b) (DISTRIBUTION PLAN)




                                     AMENDED

                                    EXHIBIT A




DREYFUS PREMIER LIMITED TERM HIGH INCOME FUND (BOND FUND)
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Dreyfus Premier Managed Income Fund (equity Fund)